                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       _________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

        A NATIONAL BANKING ASSOCIATION                        36-0899825
                                                           (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)


    ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS               60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                     ___________________________________

                      FIRST TENNESSEE NATIONAL CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

             TENNESSEE                                        62-0803242
   (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

         165 MADISON AVENUE
         MEMPHIS, TENNESSEE                                   38103
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                 SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                 CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16.         LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                 PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.


                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 1st day of March, 1994.


                     THE FIRST NATIONAL BANK OF CHICAGO,
                     TRUSTEE,


                     By  /s/ R. D. Manella
                         -----------------------
                         R. D. MANELLA
                         VICE PRESIDENT



         *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).





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

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                   March 1, 1994



Securities and Exchange Commission,
Washington, D.C.  20549


Gentlemen:

In connection with the qualification of an indenture between First Tennessee National Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                           Very truly yours,

                                           The First National Bank of Chicago


                                           By: /s/ R. D. Manella
                                               ---------------------
                                               R. D. Manella
                                               Vice President





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





                                   EXHIBIT 7



         A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.





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

Legal Title of Bank:      The First National Bank of Chicago         Call Date: 12/31/93  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Suite 0460                                         Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                           C400           (-
                                                                     DOLLAR AMOUNTS IN                 ------------      ---
                                                                         THOUSANDS              RCFD   BIL MIL THOU
                                                                     -----------------          ----   ------------
ASSETS
1.  Cash and balances due from depository institutions (from
    Schedule  RCA-A):
    a. Noninterest-bearing balances and currency and coin(1)  . .                               0081     3,552,441        1.a.
    b. Interest-bearing balances(2) . . . . . . . . . . . . . . .                               0071     5,687,085        1.b.
2.  Securities (from Schedule RC-B) . . . . . . . . . . . . . . .                               0390       470,252        2
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and
    Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . . . .                               0276     3,985,638        3.a.
    b. Securities purchased under agreements to resell  . . . . .                               0277       880,886        3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 2122 13,308,340                                  4.a.
    b. LESS: Allowance for loan and lease losses  . . . . . . . .   RCFD 3123    339,885                                  4.b.
    c. LESS: Allocated transfer risk reserve  . . . . . . . . . .   RCFD 3128       0                                     4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . .                               2125    12,968,455        4.d.
5.  Assets held in trading accounts . . . . . . . . . . . . . . .                               2146     3,109,630        5.
6.  Premises and fixed assets (including capitalized leases)  . .                               2145       497,559        6.
7.  Other real estate owned (from Schedule RC-M)  . . . . . . . .            7                  2150       101,446        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M). . . . . . . . . . . . . . . .                               2130         6,375        8.
9.  Customers' liability to this bank on acceptances outstanding                                2155       477,130        9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . . . . .                               2143       147,257       10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . .                               2160     2,607,308       11.
12. Total assets (sum of items 1 through 11) . . . . . . . .  . .                               2170    34,491,462       12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:              The First National Bank of Chicago         Call Date: 12/31/93  ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Suite 0460                                           Page RC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8
                                  ---------

SCHEDULE RC-CONTINUED

                                                                      DOLLAR AMOUNTS IN
                                                                          Thousands                    BIL MIL THOU
                                                                      ----------------                 ------------
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C
         from Schedule RC-E, part 1)  . . . . . . . . . . . . . . .                             RCON 2200     15,870,533    13.a.
         (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . .     RCON 6631  7,494,138                                13.a.(1)
         (2) Interest-bearing . . . . . . . . . . . . . . . . . . .     RCON 6636  8,376,395                                13.a.(2)
      b. In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II) . . . . . . . . . . . .                             RCFN 2200      7,254,022    13.b.
         (1) Noninterest bearing  . . . . . . . . . . . . . . . . .     RCFN 6631    352,283                                13.b.(1)
         (2) Interest-bearing                                           RCFN 6636  6,901,739                                13.b.(2)
14.   Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
      its Edge and Agreement subsidiaries, and in IBFs:
      a. Federal funds purchased  . . . . . . . . . . . . . . . . .                             RCFD 0278      2,649,907    14.a.
      b. Securities sold under agreements to repurchase . . . . . .                             RCFD 0279        171,899    14.b.
15.   Demand notes issued to the U.S. Treasury  . . . . . . . . . .                             RCON 2840        106,087    15.
16.   Other borrowed money  . . . . . . . . . . . . . . . . . . . .                             RCFD 2850      1,782,869    16.
17.   Mortgage indebtedness and obligations under capitalized
      leases  . . . . . . . . . . . . . . . . . . . . . . . . . . .                             RCFD 2910        267,000    17.
18.   Bank's liability on acceptance executed and outstanding                                   RCFD 2920        477,130    18.
19.   Subordinated notes and debentures . . . . . . . . . . . . . .                             RCFD 3200      1,175,000    19.
20.   Other liabilities (from Schedule RC-G)  . . . . . . . . . . .                             RCFD 2930      2,049,329    20.
21.   Total liabilities (sum of items 13 through 20)  . . . . . . .                             RCFD 2948     31,803,776    21.
22.   Limited-Life preferred stock and related surplus  . . . . . .                             RCFD 3282           0       22.
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus   . . . . . . .                             RCFD 3838           0       23.
24.   Common stock  . . . . . . . . . . . . . . . . . . . . . . . .                             RCFD 3230        200,858    24.
25.   Surplus (exclude all surplus related to preferred stock)                                  RCFD 3839      2,254,940    25.
26.   a. Undivided profits and capital reserves . . . . . . . . . .                             RCFD 3632        232,478    26.a.
      b. LESS: Net unrealized loss on marketable equity
         securities . . . . . . . . . . . . . . . . . . . . . . . .                             RCFD 0297           (299)   26.b.
27.   Cumulative foreign currency translation adjustments   . . . .                             RCFD 3284           (889)   27.
28.   Total equity capital (sum of items 23 through 27)                                         RCFD 3210      2,687,686    28.
29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28) . . . . . . . . . . . .                             RCFD 3300     34,491,462    29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing
    work performed for the bank by independent external
    auditors as of any date during 1992  . . . . . . . . . . . . . . . . . . .                  RCFA 6724 N/A              M.1.


1 =  Independent audit of the bank conducted in accordance               4. =  Directors' examination of the bank
     with generally accepted auditing standards by a certified                 performed by other external auditors
     public accounting firm which submits a report on the bank                 (may be required by state chartering
2 =  Independent audit of the bank's parent holding company                    authority)
     conducted in accordance with generally accepted auditing            5 =   Review of the bank's financial
     standards by a certified public accounting firm which                     statements by external auditors
     submits a report on the consolidated holding company                6 =   Compilation of the bank's financial
     (but not on the bank separately)                                          statements by external auditors
3 =  Directors' examination of the bank conducted in                     7 =   Other audit procedures (excluding tax
     accordance with generally accepted auditing standards                     preparation work)
     by a certified public accounting firm (may be required by           8 =   No external audit work
     state chartering authority)


___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.





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